Exhibit 31.4

CERTIFICATION

I, James W. Barge certify that:

1. I have reviewed this Form 10-K/A of Lions Gate Entertainment Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ JAMES W. BARGE
James W. Barge
Chief Financial Officer

Date: July 20, 2023